EXHIBIT 99.1

Item 6.    Selected Financial and Operating Data

The following table shows our selected financial and operating data, which are derived from our consolidated financial statements for the periods and as of the dates indicated. In May 2008, we closed our initial public offering. Concurrent with the closing of the offering, Anadarko contributed to us the assets and liabilities of Anadarko Gathering Company LLC (“AGC”), Pinnacle Gas Treating LLC (“PGT”) and MIGC LLC (“MIGC”), which we refer to as our “initial assets.” In December 2008, we closed the Powder River acquisition with Anadarko, which included (i) the Hilight system, (ii) a 50% interest in the Newcastle system and (iii) a 14.81% limited liability company membership interest in Fort Union Gas Gathering, LLC (“Fort Union”). In July 2009, we closed on the acquisition of Chipeta Processing LLC (“Chipeta”) with Anadarko. We closed on the acquisitions of Anadarko’s Granger and Wattenberg assets in January 2010 and August 2010, respectively. In September 2010, we acquired a 10% interest in White Cliffs Pipeline, LLC (“White Cliffs”), which consisted of a 9.6% third-party interest, and a 0.4% interest from Anadarko. In January 2012, we closed the acquisition of Mountain Gas Resources, LLC (“MGR”) with Anadarko, and the assets and operations of MGR, including the Red Desert complex and the 22% interest in Rendezvous Gas Services, LLC (“Rendezvous”), are reflected herein on a retroactive basis. Anadarko acquired MIGC, the Powder River assets, the Granger assets and the MGR assets in connection with its August 23, 2006, acquisition of Western and acquired the Chipeta assets and Wattenberg assets in connection with its August 10, 2006, acquisition of Kerr-McGee. Anadarko made its initial investment in White Cliffs on January 29, 2007. In February 2011, we acquired the Platte Valley gathering system and processing plant from a third party, and in July 2011, we acquired the Bison gas treating facility from Anadarko, who began construction of the Bison assets in 2009 and placed them in service in June 2010. See Note 2. Acquisitions in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K.

Our acquisitions from Anadarko are considered transfers of net assets between entities under common control. Accordingly, our consolidated financial statements include (i) the combined financial results and operations of AGC and PGT from their inception through the closing date of our initial public offering and (ii) the consolidated financial results and operations of Western Gas Partners, LP and its subsidiaries from the closing date of our initial public offering thereafter, combined with (a) the financial results and operations of MIGC, the Powder River assets, the Granger assets and the MGR assets, from August 23, 2006, thereafter, (b) the financial results and operations of the Chipeta assets and Wattenberg assets, from August 10, 2006, thereafter, (c) the 0.4% interest in White Cliffs from January 29, 2007, thereafter, and (d) the financial results and operations of the Bison assets which Anadarko placed in service in 2009.

The information in the following table should be read together with Management’s Discussion and Analysis of Financial Condition and Results of Operations under Item 7 of Exhibit 99.2 to this Current Report on Form 8-K:

thousands except per-unit data,	Summary Financial Information
throughput and gross margin per Mcf	2011	2010	2009	2008	2007

Statement of Income Data (for the year ended):
Total revenues	$823,265	$663,274	$619,764	$922,314	$731,297
Costs and expenses	502,168	394,276	392,808	615,456	465,224
Depreciation, amortization and impairments	111,904	91,010	90,692	116,381	82,396

Total operating expenses	614,072	485,286	483,500	731,837	547,620

Operating income	209,193	177,988	136,264	190,477	183,677
Interest income (expense), net	(1,785)	1,449	10,762	13,110	(4,965)
Other income (expense), net	(44)	(538)	1,628	1,549	29
Income tax expense (1)	19,018	21,702	22,159	53,254	62,925

Net income	188,346	157,197	126,495	151,882	115,816
Net income (loss) attributable to noncontrolling interests	14,103	11,005	10,260	7,908	(92)

Net income attributable to Western Gas Partners, LP	$174,243	$146,192	$116,235	$143,974	$115,908

Key Performance Measures (for the year ended):
Gross margin	$495,894	$416,798	$380,890	$457,599	$393,964
Adjusted EBITDA attributable to Western Gas Partners, LP (2)	324,323	265,024	223,766	304,056	264,277
Distributable cash flow (2)	281,975	237,769	203,376	270,154	n/a
General partner interest in net income (3)	8,599	3,067	1,428	842	n/a
Limited partners’ interest in net income (3)	131,560	111,064	69,980	41,261	n/a

Net income per common unit (basic and diluted) (3)	$1.64	$1.66	$1.25	$0.78	n/a
Net income per subordinated unit (basic and diluted) (3)	$1.28	$1.61	$1.24	$0.77	n/a
Distributions per unit	$1.6550	$1.4400	$1.2600	$0.7582	n/a

Balance Sheet Data (at period end):
Net property, plant and equipment	$2,052,224	$1,753,762	$1,714,006	$1,693,735	$1,617,163
Total assets	2,837,626	2,263,094	2,246,321	2,202,023	1,832,397
Total long-term liabilities	843,724	649,345	568,183	569,256	530,611
Total equity and partners’ capital	$1,917,306	$1,562,029	$1,627,818	$1,554,790	$1,243,763

Cash Flow Data (for the year ended):
Net cash flows provided by (used in):
Operating activities	$327,171	$263,749	$212,765	$279,702	$216,955
Investing activities	(472,951)	(885,507)	(223,128)	(607,455)	(199,922)
Financing activities	345,265	578,848	44,273	363,854	(17,513)
Capital expenditures	$142,946	$138,000	$121,295	$164,360	$192,522

Operating Data (volumes in MMcf/d):
Gathering, treating and transportation throughput (4)	1,321	1,181	1,229	1,339	1,442
Processing throughput (5)	962	815	808	557	458
Equity investment throughput (6)	198	228	225	304	289

Total throughput	2,481	2,224	2,262	2,200	2,189
Throughput attributable to noncontrolling interests	242	197	180	124	—

Throughput attributable to Western Gas Partners, LP	2,239	2,027	2,082	2,076	2,189
Gross margin per Mcf (7)	$0.55	$0.51	$0.46	$0.57	$0.49
Gross margin per Mcf attributable to Western Gas Partners, LP(8)	$0.58	$0.54	$0.48	$0.58	$0.49

(1)

Income earned by the Partnership, a non-taxable entity for U.S. federal income tax purposes, including and subsequent to our acquisition of the Partnership assets, except for the Chipeta assets, was subject only to Texas margin tax, while income earned prior to our acquisition of the Partnership assets, except for the Chipeta assets, was subject to federal and state income tax. Income attributable to Chipeta was subject to federal and state income tax prior to June 1, 2008, at which time substantially all of the Chipeta assets were contributed to a non-taxable entity for U.S. federal income tax purposes. See Note 1. Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K.

(2)

Adjusted EBITDA attributable to Western Gas Partners, LP (“Adjusted EBITDA”) and Distributable cash flow are not defined in the generally accepted accounting principles in the United States (“GAAP”). For descriptions and reconciliations of Adjusted EBITDA and Distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with GAAP, please see the caption How We Evaluate Our Operations under Item 7 of Exhibit 99.2 to this Current Report on Form 8-K. We did not utilize a Distributable cash flow measure prior to becoming a publicly traded partnership in 2008 and, as such, did not differentiate between maintenance and expansion capital expenditures prior to 2008.

(3)

Net income for periods including and subsequent to our acquisitions of the Partnership assets is allocated to the general partner and the limited partners, including any subordinated unitholders, in accordance with their respective ownership percentages, and when applicable, giving effect to incentive distributions allocable to the general partner. Prior to our acquisition of the Partnership assets, all income is attributed to the Parent. All subordinated units were converted to common units on a one-for-one basis on August 15, 2011. For purposes of calculating net income per common and subordinated unit, the conversion of the subordinated units is deemed to have occurred on July 1, 2011. See Note 4. Equity and Partners’ Capital in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K.

(4)

Excludes average NGL pipeline volumes from the Chipeta assets of 24 MBbls/d, 14 MBbls/d, 11 MBbls/d and 3 MBbls/d for the years ended December 31, 2011, 2010, 2009 and 2008, respectively. The line was placed in service in 2008, therefore no volumes were excluded for 2007.

(5)

Consists of 100% of the Chipeta, Granger and Hilight system volumes, 100% of the Red Desert complex volumes and 50% of Newcastle system volumes for all periods presented, as well as throughput beginning March 2011 attributable to the Platte Valley system.

(6)

Represents our 14.81% share of Fort Union and 22% share of Rendezvous gross volumes and excludes 4 MBbls/d and 3 MBbls/d of oil pipeline volumes for the years ended December 31, 2011 and 2010, respectively, representing our 10% share of average White Cliffs pipeline volumes. Our 10% share of White Cliffs volumes for 2009 was not material. The White Cliffs pipeline was placed in service in 2009 therefore no volumes were excluded for 2008 and 2007.

(7)

Average for period. Calculated as gross margin (total revenues less cost of product) divided by total natural gas throughput, including 100% of gross margin and volumes attributable to Chipeta, our 14.81% interest in income and volumes attributable to Fort Union, and our 22% interest in income and volumes attributable to Rendezvous.

(8)

Average for period. Calculated as gross margin, excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product, divided by total throughput attributable to Western Gas Partners, LP. Calculation includes income attributable to our investments in Fort Union, White Cliffs and Rendezvous in addition to volumes attributable to our investments in Fort Union and Rendezvous.

3